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                                                                                                                        EXHIBIT 99.2

[X] PLEASE MARK VOTES                                      REVOCABLE PROXY
    AS IN THIS EXAMPLE                                    BANK RHODE ISLAND

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR ANNUAL MEETING OF SHAREHOLDERS                        PROPOSAL 3.                                FOR   AGAINST  ABSTAIN
               TO BE HELD MAY 17, 2000                              Approve principal terms of the Plan of
                                                                    Reorganization and Merger Agreement       [ ]     [ ]      [ ]
                                                                    Dated February 15, 2000.
 The undersigned hereby authorizes and appoints Malcolm G.
Chace, Merrill W. Sherman and Albert R. Rietheimer, and each of them, as proxies with full power of substitution in each, to vote all shares of Non-Voting Common Stock, par value $1.00 per share, of Bank Rhode Island (the "Bank") held of record on March
31, 2000 by the undersigned at the Annual Meeting of
Shareholders to be held at 10:00 a.m., local time, on Wednesday,
May 17, 2000, at The Westin Hotel Providence, One West Exchange
Street, Providence, Rhode Island, and at any adjournments or postponements thereof, on all matters that may properly come before said meeting.




Please be sure to sign and date  ----------------------------      THE DIRECTORS RECOMMEND A VOTE FOR THE PROPOSAL.
  this Proxy in the bow below.   Date
-------------------------------------------------------------       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS
                                                                   DIRECTED ABOVE, OR, IN THE ABSENCE OF SUCH DIRECTION, THIS PROXY
                                                                   WILL BE VOTED FOR PROPOSAL 3 AT THE ANNUAL MEETING OF
  Shareholder sign above        Co-holder (if any) sign above      SHAREHOLDERS OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
-------------------------------------------------------------










                              DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED


                                                          BANK RHODE ISLAND


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                      THIS PROXY MUST BE SIGNED EXACTLY AS THE NAME OF THE SHAREHOLDER(S) APPEARS ON THIS CARD
   Executors, administrators, trustees, etc. should give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer.
                                PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                  ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES
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